Exhibit 1.1

Execution Version

Brookfield Property Partners L.P.

6.50% Class A Cumulative Redeemable Perpetual Preferred Units, Series 1

Underwriting Agreement

March 14, 2019

Wells Fargo Securities, LLC
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
RBC Capital Markets, LLC

As Representatives of the several Underwriters listed in Schedule 1 hereto

c/o Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

c/o RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281

Ladies and Gentlemen:

Brookfield Property Partners L.P., a Bermuda exempted limited partnership (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 6,400,000 of 6.50% Class A Cumulative Redeemable Perpetual Preferred Units, Series 1 of the Company (the “Underwritten Units”), representing preferred limited partner interests in the Company with a liquidation preference of $25.00 (the “Series 1 Preferred Units”), and, at the option of the Underwriters, up to an additional 960,000 of 6.50% Class A Cumulative Redeemable Perpetual Preferred Units, Series 1 of the Company (the “Option Units”). The Underwritten Units and the Option Units are herein referred to as the “Units.”

The Units are to be issued pursuant to a second amendment (the “BPY LPA Amendment”) to be dated March 21, 2019, to the Second Amended and Restated Limited Partnership Agreement of the Company by and among Brookfield Property Partners Limited, a Bermuda exempted company (the “General Partner”), and the limited partners party thereto, dated August 8, 2013, as amended on November 5, 2015 (as further amended by the BPY LPA Amendment, the “Amended BPY LPA”). In connection with the issuance of the Units, the Company intends to contribute the net proceeds from the sale of the Units to Brookfield Property L.P., a Bermuda exempted limited partnership (the “Property Partnership” and together with the Company, “Brookfield Parties”). In consideration of the Company’s contribution, the Property Partnership will issue to the Company a new series of Class A preferred limited partnership units of the Property Partnership with economic terms designed to mirror those of the Units (the “Mirror Units”) pursuant to an amendment, to be dated March 21, 2019 (the “Property Partnership LPA Amendment”) to the Property Partnership’s Fourth Amended and Restated Limited Partnership Agreement, dated February 20, 2019 (as amended, the “Amended Property Partnership LPA”). The Amended BPY LPA and Amended Property Partnership LPA are together referred to hereinafter as the “Transaction Documents.”

To the extent there are no additional Underwriters listed on Schedule 1 other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Units, as follows:

1.                                      Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a post-effective amendment (the “Post-Effective Amendment”) to the Company’s automatic shelf registration statement, as defined under Rule 405 of the Securities Act (File No. 333-218503), on Form F-3ASR and any other necessary post-effective amendments thereto, including a related Base Prospectus (the “Base Prospectus”), relating to certain securities of the Company, including the Units. Such registration statement and Post-Effective Amendment, and any other post-effective amendments thereto, became effective upon filing. Such registration statement and Post-Effective Amendment, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement and Post-Effective Amendment at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto, including the Post-Effective Amendment) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Units. Any reference in this underwriting agreement (this “Agreement”) to the

Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be , and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated March 14, 2019 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 5:25 P.M., New York City time, on March 14, 2019.

2.                                      Purchase of the Units by the Underwriters.

(a)                                 The Company agrees to issue and sell the Underwritten Units to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Units set forth opposite such Underwriter’s name in Schedule 1 hereto at a purchase price per Unit of $24.2125 (the “Purchase Price”) from the Company the respective number of Underwritten Units set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Units to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Units at the Purchase Price less an amount per Unit equal to any dividends or distributions declared by the Company and payable on the Underwritten Units but not payable on the Option Units.

If any Option Units are to be purchased, the number of Option Units to be purchased by each Underwriter shall be the number of Option Units which bears the same ratio to the aggregate number of Option Units being purchased as the number of Underwritten Units set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Units being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Units as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Units at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised and the date and time when the Option Units are to be delivered and paid for, which may be the same date and time as the Closing Date (as defined below) but shall not be earlier than the Closing Date nor later than the tenth full business day (as defined below) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)                                 The Company understands that the Underwriters intend to make a public offering of the Units, and initially to offer the Units on the terms set forth in the Pricing Disclosure Package and the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Units to or through any affiliate of an Underwriter.

(c)                                  Payment for the Units shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, in the case of the Underwritten Units, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY, at 10:00 A.M., New York City time, on March 21, 2019, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Units, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Units. The time and date of such payment for the Underwritten Units is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Units, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Units to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Units or the Additional Closing Date, as the case may be, to be purchased on such date with any transfer taxes payable in connection with the sale of such Units duly paid by the Company. Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct and the Units shall be registered in such names and in such denominations as the Representatives shall request. Any certificates for the Units will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)                                 The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Units contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters). Additionally, neither the Representatives nor any other Underwriters are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Units contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters). The Company agrees that it will not claim that, in connection with the purchase and sale of the Units pursuant to the Agreement or the process leading thereto, the Underwriters, or any of them, has advised the Company or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction or owes a fiduciary or similar duty to the Company. The Underwriters and their respective affiliates may be engaged in a broad range of transactions directly or indirectly involving the Company and may in some cases have interests that differ from or conflict with those of the Company. The Company hereby consents to each Underwriter acting in the capacities described in the preceding sentence, and the parties to this Agreement acknowledge that any such transaction is a separate transaction from the sale of the Units contemplated hereby and that no Underwriter acting in any such capacity owes any obligation or duty to any other party hereto with respect to or arising from its acting in such capacity, except to the extent set forth in any prior separate agreement relating to such other transaction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.                                      Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)                                 Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)                                 Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the

Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)                                  Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, no Brookfield Party (including its agents and representatives, other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to and no Brookfield Party will prepare, make, use, authorize, approve or refer to any “written communication” (as defined under Rule 405 of the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Units (each such communication by any such Brookfield Party or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified under Rule 433 of the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. The term sheet substantially in the form of Annex B hereto has been reviewed and approved by the Company.

(d)                                 Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Units has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)                                  Incorporated Documents. The documents incorporated by reference and any further documents so filed and incorporated by reference prior to the completion of the distribution of the Units, in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   WKSI; Foreign Private Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Units in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined under Rule 405 of the Securities Act) and the Company was, and is not, an “ineligible issuer,” as defined under Rule 405 of the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date. The Company is a “foreign private issuer” as defined under Rule 405 of the Securities Act.

(g)                                  Financial Statements of the Company and its subsidiaries. The financial statements (including the related notes thereto) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the entities purported to be shown as of the dates indicated and the combined results of their operations and the combined changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of Commission, including with respect to foreign private issuers) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)                                 Financial Statements of Brookfield Property REIT and its subsidiaries. The financial statements (including the related notes thereto) of Brookfield Property REIT Inc. (“Brookfield Property REIT”) and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the entities purported to be shown as of the dates indicated and the combined results of their operations and the combined changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information related to Brookfield Property REIT included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of Brookfield Property REIT and its consolidated subsidiaries and presents fairly the information shown thereby.

(i)                                     No Material Adverse Change. Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock (other than (x) the exchange of shares of Class A Common Stock of Brookfield Property REIT for limited partnership units of the Company, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (y) the issuance of limited partnership units upon exercise of stock options described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; (iii) there has been no dividend or distribution of any kind declared (other than as publicly disclosed), paid or made by the Company on any class of series of its securities; and (iv) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of clauses (i) to (iv) above, as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)                                    Organization and Good Standing. Each of the Brookfield Parties and each of their respective subsidiaries (collectively, the “Brookfield Entities”) have been duly organized and are validly existing and in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of their respective jurisdictions of organization, are duly qualified to own, lease and operate their properties and do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, partners’ or members’ capital, stockholders’ equity or results of operations of the Brookfield Entities taken as a whole or on the performance of the Company of its obligations under this Agreement (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement are the only “significant subsidiaries” (as defined in Section 14 hereof) of the Company.

(k)                                 Capitalization of the Company and the General Partner. The General Partner is the sole general partner of the Company and has a non-economic general partner interest in the Company; such non-economic general partner interest has been duly authorized and validly issued, and the General Partner owns such non-economic general partner interest free and clear of all liens, encumbrances, equities or claims. The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus under the heading “Consolidated Capitalization.” As of February 22, 2019, approximately 427,939,159 limited partnership units (860,588,264 limited partnership units assuming the exchange of all of the Company’s redemption-exchange units) and 138,875 general partner units were issued and outstanding as fully-paid and non-assessable units of the Company. All of the issued and outstanding limited partnership units and general partner units in the capital of the Company have been duly authorized and validly issued and are fully-paid (to the extent required under the Amended BPY LPA) and non-assessable and have been issued in compliance with all applicable Bermuda laws (except where the failure to do so would not have a Material Adverse Effect), and none of the outstanding general partnership units or limited partnership units in the capital of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. All of the issued and outstanding shares in the capital of the General Partner have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all applicable Bermuda laws (except where the failure to do so would not have a Material Adverse Effect), and none of the outstanding shares in the capital of the General Partner were issued in violation of the preemptive or other similar rights of any securityholder of the General Partner. All distributions, including the distributions on all other securities of the Company ranking prior to or on parity with the Units with respect to the payment of distributions in respect of periods ending on or prior to the date hereof have been declared and paid or set apart for payment.

(l)                                     Capitalization of Brookfield Entities. Except in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, (i) there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock, partnership interests, partnership units, member interests or other equity interest in the Brookfield Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock, partnership interests, partnership units, member interests or other equity interests of the Brookfield Entities, any such convertible or exchangeable securities or any such rights, warrants or options; and (ii) all the outstanding shares of capital stock, partnership interests, partnership units, member interests or other equity interests of each subsidiary that are owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(m)                             No Preemptive Rights.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, any capital stock, partnership interests, partnership units, member interests or other equity interests (including the Units and the Mirror Units) or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock, partnership interests, partnership units, member interests or other equity interests (including the Units and the Mirror Units) of the Brookfield Entities, any such convertible or exchangeable securities or any such rights, warrants or option of any of the Brookfield Entities, as applicable, and there are no outstanding options, warrants or other securities exercisable for, or any other securities convertible into or exchangeable for, any securities of any Brookfield Entities.

(n)                                 The Units.  The Units and the limited partner interests represented thereby have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable, and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Units is not subject to any preemptive or similar rights.

(o)                                 The Mirror Units. The Mirror Units and the limited partner interests represented thereby have been duly authorized and, when issued and delivered, will be validly issued, and will conform in all material respects to the description thereof contained in the Registration Statement, Pricing Disclosure Package and the Prospectus, and the issuance of such Mirror Units is not subject to any preemptive or similar rights.

(p)                                 Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party and to perform its obligations hereunder and thereunder, as applicable; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents, as applicable, and the consummation by it of the transactions contemplated hereby and thereby, as applicable, has been duly and validly taken.

(q)                                 Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r)                                    BPY LPA Amendment.  The BPY LPA Amendment, in effect as of the Closing Date, has been duly authorized, executed and delivered by the General Partner and constitutes the valid and legally binding agreement of the General Partner, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and the Amended BPY

LPA conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s)                                   Property Partnership LPA Amendment.  The Property Partnership LPA Amendment, in effect as of the Closing Date, has been duly authorized, executed and delivered by the parties thereto and such agreement constitutes a valid and legally binding agreement of the parties thereto enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and the Amended Property Partnership LPA conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t)                                    No Violation or Default.  None of the Brookfield Parties is (i) in violation of its limited partnership agreement or bye-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)                                 No Conflicts.  The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents, as applicable, the issuance and sale of the Units and the consummation of the transactions contemplated by this Agreement, each of the Transaction Documents or the Pricing Disclosure Package and the Prospectus did not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of any Brookfield Entity pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Brookfield Entity is a party or by which any of them is bound or to which any property, right or asset of any Brookfield Entity is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, a Material Adverse Effect.

(v)                                 No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the

Company of this Agreement or each of the Transaction Documents, the issuance and sale of the Units being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the consummation of the transactions contemplated by this Agreement or the Transaction Documents, except for the registration of the Units under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters.

(w)                               Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which any Brookfield Entity is or may be a party or to which any property of any of the Brookfield Entities is or may be the subject that, individually or in the aggregate, if determined adversely to the applicable Brookfield Entity, would reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Brookfield Entities, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(x)                                 Independent Accountants of the Company and its subsidiaries.  Deloitte LLP, who has certified certain financial statements of the Company and its subsidiaries, in the Registration Statement, the Pricing Disclosure Package and the Prospectus and whose reports are filed with the Commission as part of the Registration Statement is each, and was during the periods covered by such reports, an independent registered public accounting firm with respect to the entities purported to be covered thereby within the applicable rules and regulations adopted by the Commission and the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and as required by the Securities Act. Within the three years preceding the date hereof, there has not been any reportable event within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations with Deloitte LLP.

(y)                                 Independent Accountants of Brookfield Property REIT and its subsidiaries.  Deloitte & Touche LLP, who has certified certain financial statements of Brookfield Property REIT (formerly GGP Inc.), in the Registration Statement, the Pricing Disclosure Package and the Prospectus and whose reports are filed with the Commission as part of the Registration Statement is each, and was during the periods covered by such reports, an independent registered public accounting firm with respect to the entities purported to be covered thereby within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(z)                                  Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa)                          No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among any of the Brookfield Parties or any of their respective subsidiaries, on the one hand, and the directors, officers, partners, stockholders, customers, tenants, suppliers, members, investors or other affiliates of the Brookfield Parties or any of their respective subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(bb)                          Investment Company Act.  Each of the Brookfield Parties is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).

(cc)                            Taxes.  The Company and its subsidiaries have paid all U.S. federal, state, local and non-U.S. taxes and filed all tax returns required to be paid or filed through the date hereof, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided in accordance with IFRS, and except where the failure to pay, individually or in the aggregate, would not reasonably be expected have a Material Adverse Effect. The Company is and has at all times been properly classified as a partnership (or disregarded entity) for U.S. federal income tax purposes and not as an association or a publicly traded partnership taxable as a corporation under Section 7704 of the Code, and the Company’s proposed method of operation will allow the Company to continue to qualify as a partnership for United States federal income tax purposes and not as an association or publicly traded partnership taxable as a corporation under Section 7704 of the Code. Brookfield Property REIT has been organized and operated in conformity with the requirements for qualification and taxation as a REIT commencing with its U.S. federal income taxable year ended December 31, 2016, and Brookfield Property REIT’s current organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2019 and thereafter.

(dd)                          Licenses and Permits.  The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(ee)                            No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be likely to have a Material Adverse Effect.

(ff)                              Certain Environmental Matters.  (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed would not reasonably be likely to have a Material Adverse Effect, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(gg)                            Disclosure Controls.  The Company and its consolidated subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined under Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh)                          Accounting Controls of the Company.  The Company and its consolidated subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the General Partner (on behalf of the Company) (“the BPY Audit Committee”) have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company has not publicly disclosed or reported to the BPY Audit Committee or the General Partner, and, within the next 135 days, the Company does not reasonably expect to publicly disclose or report to the BPY Audit Committee or the General Partner a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls, any violation of, or failure to comply with, applicable U.S. securities laws, rules and regulations, or any matter which, if determined adversely, would have a Material Adverse Effect.

(ii)                                  eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj)                                Transfer Agent.  American Stock Transfer & Trust LLC at its principal offices located at 6201 15th Avenue, Brooklyn, New York 11219 has been duly appointed as paying agent, registrar and transfer agent of the Units.

(kk)                          Director or Officer Loans.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by any of the Brookfield Parties, to or for the benefit of any of the officers or directors of any of the Brookfield Parties or any of their respective family members.

(ll)                                  Off-Balance Sheet Arrangements.  There are no transactions, arrangements or other relationships between and/or among the Brookfield Entities, any of their affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could materially affect the Company’s liquidity or the availability of, or requirements for, its capital resources required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus which have not been described as required.

(mm)                  Exchange Listings. The Company is in compliance with all applicable corporate governance requirements set forth in the rules of the Toronto Stock Exchange and the Nasdaq Stock Market and all applicable corporate governance and other requirements contained in the listing agreement to which the Company and the Nasdaq Stock Market are parties, except (i) as disclosed in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package or (ii) where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges.

(nn)                          Insurance.  The Brookfield Entities have insurance covering their respective material properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing material insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(oo)                          Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been (i) no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, and (ii) no incidents under internal review or investigations relating to the same, except where such breach, violation, outage, unauthorized use or access, or incidents under internal review or investigation relating to the same, would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries, and all internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(pp)                          Registration Rights.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any limited partnership units of the Company owned or to be owned by such person or to require the Company to include such limited partnership units in the limited partnership units registered pursuant to a registration statement or in any limited partnership units being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”). No person has the right to require any Brookfield Entity to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Units.

(qq)                          No Unlawful Payments.  None of the Brookfield Entities nor their directors, officers or employees nor, to the knowledge of any Brookfield Party, any agent, affiliate or other person associated with or acting on behalf of the Brookfield Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-

owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(rr)                                Compliance with Anti-Money Laundering Laws.  The operations of the Brookfield Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Brookfield Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Brookfield Parties, threatened.

(ss)                              No Conflicts with Sanctions Laws.  None of the Brookfield Entities, nor to the knowledge of any Brookfield Party, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Brookfield Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the Brookfield Entities located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimean peninsula, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Brookfield Parties will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of (i) funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) funding or facilitating any activities of or business in any Sanctioned Country or (iii) engaging in any other activity that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of

Sanctions.  For the past five years, the Brookfield Parties have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(tt)                                No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to any Brookfield Party, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to any Brookfield Party any loans or advances to such subsidiary from any Brookfield Party or from transferring any of such subsidiary’s properties or assets to any Brookfield Party or any other subsidiary of any Brookfield Party.

(uu)                          No Broker’s Fees.  None of the Brookfield Parties is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any Brookfield Party or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(vv)                          No Stabilization.  No Brookfield Party has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Units.

(ww)                      Accuracy of Disclosure.  The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Preferred Limited Partnership Units” and “Description of the Offered Securities” insofar as they purport to constitute a summary of the terms of the Units, and under the captions “Summary—Our Ownership, Structure and Management”, “Material U.S. Federal Income Tax Considerations”, “Service of Process and Enforceability of Civil Liabilities” and “Item 8. Indemnification of Directors and Officers” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects, subject to the qualifications and assumptions stated therein.  The statements set forth in the Company’s Form 20-F for the fiscal year ended December 31, 2018 under the caption “Item 7.B Related Party Transactions,” “Item 10.B Memorandum and Articles of Association” and “Item 10.E Taxation”  insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects, subject to the qualifications and assumptions stated therein.

(xx)                          Sarbanes-Oxley Act.  There is and has been no failure on the part of the Brookfield Parties nor their directors or officers in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(yy)                          No Ratings.  There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than the Units) that are rated by a “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act.

(zz)                            No Immunity.  Neither of the Company nor any of its subsidiaries or their properties or assets has immunity under Bermuda, Canada, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Bermuda, Canada, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement or the Transaction Documents, may at any time be commenced, the Company has waived, and it will waive, or will cause its subsidiaries to waive, any such right to the extent permitted by law. Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 7 hereof do not contravene Bermuda law or the laws of Ontario and the federal laws of Canada applicable therein.

(aaa)                   Dividends.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in Bermuda in order for the Company to pay dividends or other distributions declared by the Company to the holders of Units.  Under current laws and regulations of Bermuda, any amount payable with respect to the Units upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable by the Company may be paid by the Company in United States dollars and freely transferred out of Bermuda, and no such payments made to the holders thereof or therein who are non-residents of Bermuda will be subject to income, withholding or other taxes under laws and regulations of Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or taxing authority thereof or therein.

(bbb)                   Representation of Officers. Any certificate signed by any officer of the Company or the General Partner on behalf of the Company and delivered to the Underwriters or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

4.                                      Further Agreements of the General Partner and the Company.  Each of the General Partner and the Company, jointly and severally, covenants and agrees with each Underwriter that:

(a)                                 Required Filings.  The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 5:30 P.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.  The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)                                 Delivery of Copies.  The Company will deliver, without charge, (i) to the Representatives, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters a prospectus relating to the Units is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Units by any Underwriter or dealer.

(c)                                  Amendments or Supplements, Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)                                 Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Units for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the General Partner and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Units and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)                                   Blue Sky Compliance.  The Company will qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Units; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                                  Earnings Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company and its subsidiaries occurring after the “effective date” (as defined under Rule 158 of the Securities Act) of the Registration Statement.

(h)                                 Clear Market.  For a period of 30 days after the date of the Prospectus, the Brookfield Parties will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, or the General Partner or any affiliate of the Company or the General Partner or any person in privity with the Company or the General Partner or any affiliate of the Company or the General Partner, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, or announce the offering, of any units of any class of capital stock of the Company (other than the Units) that is preferred as to the payment of distributions, or as to the distribution of assets upon any liquidation or dissolution of the Company, over the limited partnership units of the Company (including any units of any class of partnership interests of the Company (other than the Units) that ranks equally with the Series 1 Preferred Units as to the payment of distributions or as to the distribution of assets upon any liquidation or dissolution of the Company).

(i)                                     Use of Proceeds.  The Brookfield Parties will apply the net proceeds from the sale of the Units as described in the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j)                                    No Stabilization.  No Brookfield Party will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Units.

(k)                                 Exchange Listing.  The Company will use its commercially reasonable efforts to list, subject to notice of issuance, the Units on the Nasdaq Stock Market (the “Nasdaq Stock Market”).

(l)                                     Ratings.  The Company will use its commercially reasonable efforts to enable Standard & Poor’s Financial Services, LLC, a subsidiary of S&P Global Inc., to provide its credit rating of the Units.

(m)                             DTC.  The Company will use its commercially reasonable efforts to cause the Units to be eligible for clearance and settlement through the facilities of DTC.

(n)                                 Form 8-A.  The Company will file a registration statement with respect to the Units on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement will comply in all material respects with the applicable requirements of the Exchange Act.

(o)                                 Reports.  So long as the Units are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Units, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(p)                                 Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(q)                                 Tax Indemnity.  The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Units by the Company to the Underwriters and on the execution and delivery of this Agreement. All indemnity payments to be made by the Company hereunder in respect of this Section 4(q) shall be made without withholding or deduction for or on account of any present or future Bermuda or Canadian taxes, duties or governmental Units whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for any net income, capital gains or franchise taxes imposed on the Underwriters by Bermuda, Canada or the United States or any political subdivision of taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

5.                                      Certain Agreements of the Underwriters.                        Each Underwriter hereby represents and agrees that:

(a)                                 It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined under Rule 405 of the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined under Rule 433(h)(2) of the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)                                 It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Units unless such terms are included in a free writing prospectus to be filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

6.                                      Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten Units on the Closing Date or the Option Units on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) of the Securities Act or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; the Registration Statement, Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with and deemed effective by the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a)

hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                                 Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the General Partner and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)                                  No Downgrade.  Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company or any debt securities, convertible securities or preferred stock issued, or guaranteed by, the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Company or any such debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)                                 No Material Adverse Change.  No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)                                  Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Brookfield Property Group LLC (the “Service Provider”) (on behalf of the Company) and one additional senior executive officer of the Service Provider (on behalf of the Company) who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)                                   Comfort Letters and CFO Certificate.  (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte LLP and Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company and Brookfield Property REIT, respectively, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information in respect of the Company and Brookfield Property REIT, respectively, contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of the chief financial officer of the Service Provider (on behalf of the Company) with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g)                                  Opinion and 10b-5 Statement of U.S. and Canadian Counsel for the Company.  Torys LLP, United States and Canadian counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)                                 Opinion of Investment Company Act Counsel for the Company.  Willkie Farr & Gallagher LLP, special Investment Company Act counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i)                                     Opinion of Bermuda Counsel for the Company.  Appleby (Bermuda) Limited, special Bermuda counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(j)                                    Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)                                 No Legal Impediment to Issuance and Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Units; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Units.

(l)                                     Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of each of the Brookfield Parties in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)                             Exchange Listing.  The Units to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance.

(n)                                 DTC.  The Units to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been cleared for settlement and trading by DTC.

(o)                                 Ratings Letter.  On and as of the Closing Date, the Units shall have at least the ratings specified in the Pricing Disclosure Package, and the Company shall have delivered to the Underwriters a letter on or prior to the Closing Date, from each relevant rating agency, or other evidence reasonably satisfactory to the Underwriters, confirming that the Units have been assigned such ratings.

(p)                                 BPY LPA Amendment.  Prior to the Closing Date, the BPY LPA Amendment shall have been executed by the General Partner and the Amended BPY LPA shall be in full force and effect.

(q)                                 Property Partnership LPA Amendment.  Prior to the Closing Date, the Property Partnership LPA Amendment shall have been executed by the managing general partner and the special limited partner of the Property Partnership and the Amended Property Partnership LPA shall be in full force and effect.

(r)                                    Mirror Units.  Promptly following the closing of the offering of the Units, the Mirror Units will be issued by the Property Partnership to the Company with terms conforming with those set forth in the Pricing Disclosure Package and the Prospectus.

(s)                                   Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, agents and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus (including any road show as defined under Rule 433(h) of the Securities Act (a “road show”)), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)                                 Indemnification of the Company by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the General Partner (on behalf of the Company), the officers of the General Partner (on behalf of the Company) who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Brookfield Indemnified Party”) to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the ninth, tenth and twelfth paragraphs under the caption “Underwriting.”

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors, officers, agents and employees and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for any Brookfield Indemnified Party shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the

Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Units and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Units. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.                                      Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above.

9.                                      Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Units, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by either of the Nasdaq Stock Market or the Toronto Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.                               Defaulting Underwriter.

(a)                                 If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Units that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms.  If other persons become obligated or agree to purchase the Units of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters or other persons as provided in paragraph (a) above, the aggregate number of Units that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Units to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Units that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Units that such Underwriter agreed to purchase on such date) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters or other persons as provided in paragraph (a) above, the aggregate number of Units that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Units to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Units on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.                               Payment of Expenses.

(a)                                 Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Units and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Units under the laws of such jurisdictions as the Representatives may reasonably designate and, if reasonably requested by the Representatives, the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing certificates, if any, representing the

Units; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Units on the Nasdaq Stock Market.

(b)                                 If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Units for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Units for any reason permitted under Section 6 of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred and documented by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Units from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made on behalf of the Brookfield Parties or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Brookfield Parties or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.                               Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.                               Miscellaneous.

(a)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management (fax: (704) 410-0326); c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk (fax: (212) 834-6081); c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020, Attention: High Grade Transaction Management/Legal (fax: (646) 855-5958); c/o RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Transaction Management (fax: (212) 658-6137); and with a copy to (which shall not constitute notice) Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, Attention: David J. Goldschmidt (fax: (917) 777-3574).  Notices to the Company shall be given to it at 73 Front Street, 5th Floor, Hamilton, HM 12 Bermuda, Attention: Jane Sheere (fax: (441) 296-4475), with copies to (which shall not constitute notice) Brookfield Property Group, Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281, Attention: Michelle Campbell and Bradley Weismiller (e-mail: michelle.campbell@brookfield.com) and to Torys LLP, 1114 Avenue of the Americas, 23rd Floor, New York, New York 10036, Attention: Mile Kurta (fax: (212) 682-0200).

(b)                                 Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)                                  Assignment.  The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company, assign its rights and obligations under this Agreement to any wholly-owned broker-dealer subsidiary of Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s investment banking business may be transferred following the date of this Agreement.

(d)                                 Submission to Jurisdiction.  The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.  The Company irrevocably appoints the Service Provider, located 250 Vesey Street, 15th Floor, New York, New York 10281-1023, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 16(d), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(e)                                  Judgment Currency.  The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(f)                                   Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Bermuda, Canada or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(g)                                  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(h)                                 Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(h):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(i)                                     Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(j)                                    Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(k)                                 Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

Accepted: As of the date first written above

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Tim Olsen
Authorized Signatory

RBC CAPITAL MARKETS, LLC

By:	/s/ John Perkins
Authorized Signatory

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

Schedule 1

Underwriter	Number of Units

Wells Fargo Securities, LLC	1,600,000
J.P. Morgan Securities LLC	1,600,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,600,000
RBC Capital Markets, LLC	1,600,000

Total	6,400,000

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Schedule 2

Significant Subsidiaries

Brookfield Office Properties Inc.

Brookfield Property REIT Inc.

Canary Wharf Group plc

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Annex A

a.                                      Pricing Disclosure Package

Pricing Term Sheet, dated March 14, 2019

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Annex B

Filed pursuant to Rule 433
March 14, 2019
Supplementing the
Preliminary Prospectus Supplement Dated March 14, 2019
(To Prospectus dated February 20, 2019)
Registration No. 333-218503

Brookfield Property Partners L.P.
Pricing Term Sheet

6,400,000 of 6.50% Class A Cumulative Redeemable Perpetual Preferred Units, Series 1

March 14, 2019

The information in this pricing term sheet relates to Brookfield Property Partners L.P.’s offering of its 6.50% Class A Cumulative Redeemable Perpetual Preferred Units, Series 1 (the “Offering”) and should be read together with the preliminary prospectus supplement dated March 14, 2019 relating to the Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the base prospectus dated February 20, 2019, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying base prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying base prospectus. Terms used herein but not defined herein shall have the meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer:	Brookfield Property Partners L.P. (the “Partnership”)

Security:	6.50% Class A Cumulative Redeemable Perpetual Preferred Units, Series 1 (the “Units”)

Size:	$160,000,000 (6,400,000 Units)

Option to Purchase Additional Units:	Up to an additional $24,000,000 (960,000 Units)

Liquidation Preference:	$25.00 per Unit

Maturity:

Perpetual (unless redeemed by the Partnership (i) following a Change of Control Triggering Event, a Delisting Brookfield Transaction Triggering Event and/or a Change in Tax Law, (ii) at our option, on or after March 31, 2024, or (iii) prior to March 31, 2024 in connection with a Ratings Event)

Distribution Rate:	At a rate per annum equal to 6.50% ($1 .625 per Unit) only when, as, and if declared. Distributions on the Units are cumulative

Distribution Payment Dates:	The last day of March, June, September and December of each year (or the next succeeding Business Day), with the first distribution payable, if declared, on July 1, 2019

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Pro-rated Initial Distribution:	$0.446875 per Unit

Optional Redemption on or after March 31, 2024:

The Units may be redeemed at the Partnership’s option, in whole or in part, at any time on or after March 31, 2024, at a price of $25.00 per Unit, plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Holders of the Units will have no right to require the redemption of the Units.

Optional Redemption Upon a Ratings Event:

If a Ratings Event occurs prior to March 31, 2024, the Units may be redeemed at the Partnership’s option, in whole but not in part, within 120 days of the occurrence of such Ratings Event, at a price of $25.50 per Unit (102% of the liquidation preference), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared.

Optional Redemption Upon a Change of Control Triggering Event:

Upon the occurrence of a Change of Control Triggering Event, the Partnership may, at its option, redeem all but not less than all of the Units within 90 days after the first date on which such Change of Control Triggering Event occurred, by paying $25.00 per Unit, plus all accumulated and unpaid distributions to, but excluding, the redemption date, whether or not declared. If the Partnership does not give notice of redemption prior to the 61st day following the Change of Control Triggering Event to redeem all the outstanding Units, the distribution rate per annum on the Units will increase by 5.00% beginning on the 61st day following such Change of Control Triggering Event.

Optional Redemption Upon a Delisting Brookfield Transaction Triggering Event:

Upon the occurrence of a Delisting Brookfield Transaction Triggering Event, the Partnership may, at its option, redeem all but not less than all of the Units within 90 days after the first date on which such Delisting Brookfield Transaction Triggering Event occurred, by paying $25.00 per Unit, plus all accumulated and unpaid distributions to, but excluding, the redemption date, whether or not declared. If the Partnership does not give notice of redemption prior to the 61st day following the Delisting Brookfield Transaction Triggering Event to redeem all of the outstanding Units, the distribution rate per annum on the Units will increase by 5.00% beginning on the 61st day following such Delisting Brookfield Transaction Triggering Event, provided that if either the LP Units and/or the Units are subsequently listed on either the Nasdaq Stock Market, the New York Stock Exchange or the Toronto Stock Exchange, the distribution rate per annum on the Units will reset to 6.50%.

Optional Redemption Upon a Change in Tax Law

The Partnership will have the option to redeem all but not less than all of the Units at a redemption price of $25.00 per Unit, if as a result of a Change in Tax Law, there is, in the Partnership’s reasonable determination, a substantial probability that the Partnership or any Successor Entity would become obligated to pay any additional amounts on the next succeeding distribution payment date with respect to the Units and the payment of those additional amounts

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cannot be avoided by the use of any reasonable measures available to the Partnership or any Successor Entity.

Trade Date:	March 14, 2019

Expected Settlement Date:	March 21, 2019 (T+5)

Price to Public:	$160,000,000
$25.00 per Unit

Underwriting Discounts and Commissions:	$5,040,000
$0.7875 per Unit

Net Proceeds (before expenses) to the Partnership:	$154,960,000 (assuming no exercise of the underwriters’ option to purchase additional Units)

Listing:	The Partnership has applied to list the Units on the Nasdaq Stock Market under the symbol “BPYPP.”

CUSIP/ISIN:	G16249 149/ BMG162491499

Anticipated Rating*:	[omitted]

Joint Book-Running Managers:	Wells Fargo Securities, LLC
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
RBC Capital Markets, LLC

*                                         Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The Partnership has filed a registration statement (including a prospectus and a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-645-3751, J.P. Morgan Securities LLC at 212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or RBC Capital Markets, LLC toll-free at 1-866-375-6829.

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